UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

SOUTHERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road	77056-5306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 989-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Following receipt, on July 14, 2011, of an unsolicited letter from The Williams Companies, Inc. (“Williams”) proposing to acquire all of the outstanding shares of Southern Union Company (the “Company”) for $44.00 per share in cash (the “Second Williams Proposal”), the Company’s Board of Directors (the “Board”), after consultation with its legal and financial advisors, made the determinations which are required by the July 4, 2011 Amended and Restated Agreement and Plan of Merger with Energy Transfer Equity, L.P. and Sigma Acquisition Corporation (the “Amended Merger Agreement”) to permit the Company to provide non-public information to, and enter into negotiations or discussions with, Williams in connection with the Second Williams Proposal, including the determination that the failure to take such actions would be reasonably likely to constitute a breach by the Board of its fiduciary duties.  The Board’s determination does not mean that it has determined that the Second Williams Proposal currently constitutes a “Superior Offer” as defined in the Amended Merger Agreement.

At this time, the Board reaffirms its recommendation of the Amended Merger Agreement with Energy Transfer Equity, L.P.

Item 8.01 Other Events.

To the extent required, the information included in Item 7.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN UNION COMPANY

July 14, 2011	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President, Assistant General Counsel & Secretary